UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2006

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices)  (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 26, 2006, Select Comfort Corporation and Opus Northwest, L.L.C. entered into a Net Lease Agreement (Build-to-Suit) pursuant to which Opus Northwest will build a new corporate headquarters facility to be leased to Select Comfort Corporation. The facility is expected to be completed in late 2007 and the lease will run for an initial term of 10 years through late 2017. Select Comfort will also have the option to extend the lease for up to two renewal terms of five years each. Separately, Opus Northwest, L.L.C. and Select Comfort Corporation entered into a Profit Participation Agreement pursuant to which Select Comfort Corporation may share in the proceeds of any sale of the property by Opus Northwest.

A copy of the press release announcing the plans to build a new corporate headquarters facility is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit 99.1	Press Release dated July 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: July 27, 2006	By: Mark A. Kimball
Title: Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 27, 2006